As filed with the Securities and Exchange Commission on November 14, 1997
                           Registration No. 33-99132


                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                  ------------


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -----------
                            THE ALLSTATE CORPORATION

               (Exact Name of Issuer as Specified in its Charter)


    DELAWARE                                           36-3871531
(State of Incorporation)                  (I.R.S. Employer Identification No.)


                                 Allstate Plaza
                           Northbrook, Illinois 60062
              (Address and Zip Code of principal executive office)

                                  -------------
     THE ALLSTATE CORPORATION DEFERRED COMPENSATION PLAN FOR EMPLOYEE AGENTS

                            (Full title of the Plan)

                                  ------------

                                 ROBERT W. PIKE
                  Vice President, Secretary and General Counsel
                            The Allstate Corporation
                                 Allstate Plaza
                           Northbrook, Illinois 60062
                                 (847) 402-6075
           (Name, address, and telephone number of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum        Proposed Maximum
                             Amount to be        Offering Price Per      Aggregate Offering          Amount of
 Titles of Securities         Registered             Obligation                Price             Registration Fee
 ====================        ============        ==================      ==================      ================
 Deferred Compensation
    Obligations(1)
                            $40,000,000(2)              100%               $40,000,000(2)          $12,000.00(3)
 =====================      ==============       ==================      ==================      ================

(1) The Deferred Compensation Obligations are unsecured obligations of The Allstate Corporation to pay deferred compensation in the future in accordance with the terms of the Allstate Corporation Deferred Compensation Plan.

(2) An indeterminate number of Deferred Compensation Obligations may be issued by the Registrant under the Plan from time to time, based upon the level of employee participation. The maximum aggregate offering price is based upon an estimate, solely for the purpose of computing the registration fee.

(3) Calculated pursuant to Rule 457(h). Thirty million dollars ($30,000,000) of Deferred Compensation Obligations were registered under this registration statement on November 8, 1995 and a registration fee was paid at that time. This post-effective amendment registers an additional $40,000,000 of Deferred Compensation Obligations, and the amount of the registration fee has been computed with respect to the additional $40,000,000 of Deferred Compensation Obligations.

                           INCORPORATION BY REFERENCE


         The contents of the Registrant's Form S-8 registration statement filed on November 8, 1995, Registration No. 33-99132 are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on November 11, 1997.


                            THE ALLSTATE CORPORATION

                                By: /s/Robert W. Pike
                                    -----------------
                                Name:  Robert W. Pike
                                Title: Vice President, Secretary
                                        and General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jerry D. Choate, Edward M. Liddy, Robert W. Pike and Thomas J. Wilson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                Title                                               Date

/s/Jerry D. Choate                       Director, Chairman of the Board of Directors,       November 11, 1997
------------------                       and Chief Executive Officer
Jerry D. Choate                          (Principal Executive Officer)


/s/Thomas J. Wilson                      Vice President and Chief Financial Officer          November 11, 1997
-------------------
Thomas J. Wilson                         (Principal Financial Officer)


                                       3

/s/Samuel H. Pilch                       Controller (Principal Accounting Officer)           November 11, 1997
------------------
Samuel H. Pilch


/s/James G. Andress                      Director                                            November 11, 1997
-------------------
James G. Andress


/s/Warren L. Batts                       Director                                            November 11, 1997
------------------
Warren L. Batts


/s/Edward A. Brennan                     Director                                            November 11, 1997
--------------------
Edward A. Brennan


/s/James M. Denny                        Director                                            November 11, 1997
-----------------
James M. Denny


/s/Christopher F. Edley                  Director                                            November 11, 1997
-----------------------
Christopher F. Edley


/s/Michael A. Miles                      Director                                            November 11, 1997
-------------------
Michael A. Miles

/s/Joshua I. Smith                       Director                                            November 11, 1997
------------------
Joshua I. Smith


/s/Mary Alice Taylor                     Director                                            November 11, 1997
--------------------
Mary Alice Taylor

Exhibit                             EXHIBIT INDEX                 Sequentially
Number                                                           Numbered Page
------------------------------------------------------------------------------

                  Description of Exhibit
                  ----------------------

    5             Opinion of Joseph T. Kane.

   15             Acknowledgment of Deloitte & Touche LLP
                  regarding unaudited interim financial
                  information.

   23(a)          Consent of Joseph T. Kane (included in Exhibit 5).

   23(b)          Consent of Deloitte & Touche LLP.

                                                                   Exhibit 5

                               THE ALLSTATE CORPORATION


                               2775 Sanders Road
                               Northbrook, Illinois  60062-6127
                               ------------------------------------------------

                               Joseph T. Kane
                               Counsel




                                          November 14, 1997





The Allstate Corporation
Allstate Plaza
Northbrook, IL  60062

Ladies and Gentlemen:

         A post-effective amendment to Registration Statement No. 33-99132 on Form S-8 ("Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register an additional $40,000,000 of Deferred Compensation Obligations (additional to the $30,000,000 of Deferred Compensation Obligations registered on November 8, 1995, pursuant to the Registration Statement) which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of The Allstate Corporation Deferred Compensation Plan for Employee Agents (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, (ii) the Plan, (iii) the Restated Certificate of Incorporation of the Company as currently in effect, (iv) the By-laws of the Company as currently in effect, and (v) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, instruments, and documents of the Company, and have made such other investigations, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                     Very truly yours,

                                                     /s/Joseph T. Kane
                                                     -----------------
                                                     Joseph T. Kane

                                                                   EXHIBIT 15








The Allstate Corporation:
Allstate Plaza
Northbrook, IL


We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of The Allstate Corporation and subsidiaries for the periods ended March 31, 1997 and 1996, June 30, 1997 and 1996 and September 30, 1997 and 1996,
as indicated in our reports dated May 14, 1997, August 13, 1997 and November 13, 1997, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, are being used in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP

Chicago, Illinois
November 13, 1997

                                                                 EXHIBIT 23(b)







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-99132 of The Allstate Corporation on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1996.



Deloitte & Touche LLP

Chicago, Illinois
November 13, 1997